Exhibit 99.1

Qualigen Therapeutics Announces First Patient Dosed in the Phase 1a Clinical Trial of QN-302 for Treatment of Advanced or Metastatic Solid Tumors

CARLSBAD, Calif., Nov. 7th, 2023 (GLOBE NEWSWIRE) – Qualigen Therapeutics, Inc. (Nasdaq: QLGN), a clinical-stage therapeutics company focused on developing treatments for adult and pediatric cancers with potential for Orphan Drug Designation, announces today that the first patient in the Phase 1a clinical trial has been dosed with QN-302, a potential first-in-class, investigational G-Quadruplex (G4)-selective transcription inhibitor designed for the treatment of advanced or metastatic solid tumors. The first clinical site is located at START Midwest in Grand Rapids, Michigan.

QN-302 works by selectively stabilizing G4 complexes prevalent in the promoter region of oncogenes in many tumor types, impeding transcription of G4-containing cancer genes, and may potentially offer a tumor-agnostic clinical approach to treatment. It was invented and developed by Dr. Stephen Neidle’s team at the University College London and exclusively licensed by Qualigen in January 2022. Qualigen received Orphan Drug Designation for the intended treatment of pancreatic cancer in January and clearance from the US FDA to initiate a Phase 1 clinical trial in July of this year.

“G-quadruplexes are prevalent in a number of difficult-to-treat tumor types, including pancreatic cancer,” said Sreenivasa Chandana, M.D., PhD. Director of GI/GU medical oncology research at Cancer and Hematology Centers of Western Michigan in Grand Rapids, and an investigator for the QN-302 Phase 1a clinical trial at START Midwest. “QN-302 is a potentially tumor-agnostic approach that may offer a once weekly treatment option for patients with advanced disease with a unique mechanism of action to improve patient outcomes. We are excited to participate in the first-in-human clinical trial of QN-302 to explore this potential new treatment modality.”

The QN-302 Phase 1 clinical trial is multi-site, open-label, dose-escalation and dose expansion, safety, pharmacodynamic and pharmacokinetic study of intravenous QN-302 in patients with advanced or metastatic solid tumors. A total of up to 36 patients will be enrolled in the dose escalation (Phase 1a) portion of the study. The exact number of patients to be enrolled will depend on the observed safety profile, which will determine the number of patients per dose level, as well as the number of dose escalations required to meet the Maximum Tolerated Dose (MTD). Once the MTD has been established in dose escalation, dose expansion will begin.

“The initiation of the QN-302 Phase 1a clinical trial represents a significant milestone for Qualigen and further progress toward our goal to offer patients new treatment options for devastating diseases, such as pancreatic cancer and other advanced solid tumors,” commented Tariq Arshad, M.D., M.B.A., Qualigen’s Chief Medical Officer. “We are grateful for the support of our CRO, TD2, as well as study sites, investigators, and patients and families who are all working together to explore the potential of QN-302 as a novel treatment for G4-prevalent tumors. We look forward to continuing these close partnerships as we enroll additional patients in our Phase 1a study.”

The QN-302 Phase 1a clinical trial will be conducted at up to four leading clinics and medical centers in the United States. In addition to the first site at START Midwest in Grand Rapids, Michigan, we expect to activate additional sites in Q4 this year. Qualigen anticipates providing an update on safety and preliminary efficacy of the Phase 1a study in the first half of 2024. For more information on QN-302 or the Phase 1a clinical trial, please visit our QN-302 clinical trial website on ClinicalTrials.gov.

About QN-302

QN-302 is a small molecule G4-selective transcription inhibitor in Phase 1 clinical development for the treatment of G4-expressing solid tumors, such as pancreatic cancer, prostate cancer, sarcomas, and others. QN-302 stabilizes G4 complexes prevalent in the promoter region of oncogenes in many tumor types, impeding transcription of G4-containing cancer genes and may potentially offer a tumor-agnostic clinical approach to treatment. Orphan Drug Designation was granted by the FDA in January of this year for QN-302 for the intended indication of pancreatic cancer. The Company anticipates, subject to the Company securing additional funding, the dosing of at least 24 patients in the Phase 1a trial can be completed by the end of 2024, funded in part by proceeds received by the divestiture of the Company’s diagnostics business in July 2023.

About Qualigen Therapeutics, Inc.

Qualigen Therapeutics, Inc. is a clinical-stage therapeutics company focused on developing treatments for adult and pediatric cancer. Our investigational QN-302 compound is a small molecule selective transcription inhibitor with strong binding affinity to G4s prevalent in cancer cells; such binding could, by stabilizing the G4s against “unwinding,” help inhibit cancer cell proliferation. The investigational compounds within Qualigen’s family of Pan-RAS oncogene protein-protein interaction inhibitor small molecules are believed to inhibit or block the binding of mutated RAS genes’ proteins to their effector proteins, thereby leaving the proteins from the mutated RAS unable to cause further harm. In theory, such mechanism of action may be effective in the treatment of about one quarter of all cancers, including certain forms of pancreatic, colorectal, and lung cancers.

Forward-Looking Statements

This news release contains forward-looking statements by Qualigen that involve risks and uncertainties and reflect the Company’s judgment as of the date of this release. These statements include those related to the Company’s prospects and strategy for development of its therapeutic drug candidates, including the anticipated timeline for the Company’s Phase 1 clinical trial and enrolling and dosing of patients, and the activation of additional clinical trial sites, the sharing of initial data. Actual events or results may differ materially from the Company’s expectations. There can be no assurance that the Company will be able to successfully develop any drugs (including QN-302, Pan-RAS and QN-247); that preclinical development of the Company’s drugs (including Pan-RAS and QN-247) will be completed on any projected timeline or will be successful; that any clinical trials will be approved to begin by or will proceed as contemplated by any projected timeline, or at all; that any future clinical trial data will be favorable or that such trials will confirm any improvements over other products or lack negative impacts; that preclinical study results the Company observed in animals will be borne out in human patients; that any drugs will receive required regulatory approvals (or Fast Track designation or Orphan Drug status) or that they will be commercially successful; that patents will issue on the Company’s owned and in-licensed patent applications; that such patents, if any, and the Company’s currently owned and in-licensed patents would prevent competition; or that the Company will be able to procure or earn additional sufficient working capital to complete the development, testing and launch of the Company’s prospective therapeutic products (including QN-302, Pan-RAS and QN-247). The Company’s stock price could be harmed if any of the events or trends contemplated by the forward-looking statements fail to occur or is delayed or if any actual future event otherwise differs from expectations. Additional information concerning these and other risk factors affecting the Company’s business can be found in the Company’s prior filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, all of which are available at www.sec.gov.

The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this news release, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

For more information about Qualigen Therapeutics, Inc., please visit www.qlgntx.com.

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Investor Relations
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Source: Qualigen Therapeutics, Inc.